Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Associated Banc-Corp:

We consent to the use of our report incorporated by reference herein

Our report refers to a change in the method of accounting for goodwill in 2002.

/s/ KPMG LLP
Chicago, Illinois
November 22, 2004